UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WEBSTER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1187536
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

145 Bank Street (Webster Plaza), Waterbury Connecticut	06702
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-155929

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Warrants (expiring November 21, 2018)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring November 21, 2018)” (the “Securities”). A description of the Securities is set forth under (i) the section captioned “Description of Warrants” in the registrant’s Prospectus, dated December 4, 2008 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-155929), as supplemented by (ii) the section captioned “Description of the Warrants” in the registrant’s Preliminary Prospectus Supplement, dated June 1, 2011, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2.	Exhibits.

4.1	Warrant Agreement, dated June 2, 2011, between the registrant and Mellon Investor Services LLC

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WEBSTER FINANCIAL CORPORATION (Registrant)

Date: June 2, 2011	By:	/s/ Gerald P. Plush
Name: Gerald P. Plush Title: Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description
4.1	Warrant Agreement, dated June 2, 2011, between the registrant and Mellon Investor Services LLC

4.2	Form of Warrant (included as part of Exhibit 4.1)